                                   NSHK -  NSK
                             WHOLESALE DISTRIBUTION
                                    AGREEMENT

                                TABLE OF CONTENTS
ARTICLE I
  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2-5
      1.1    AP Region . . . . . . . . . . . . . . . . . . . . . . . . .      2
      1.2    Agreement . . . . . . . . . . . . . . . . . . . . . . . . .      2
      1.3    Asia-Pacific Distribution Center. . . . . . . . . . . . . .      2
      1.4    Exclusive Regional Distributor. . . . . . . . . . . . . . .      2
      1.5    NSI Independent Distributor . . . . . . . . . . . . . . . .      3
      1.6    NSHK Information. . . . . . . . . . . . . . . . . . . . . .      3
      1.7    NSI . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
      1.8    NSI Proprietary Information . . . . . . . . . . . . . . . .      4
      1.9    Products. . . . . . . . . . . . . . . . . . . . . . . . . .      4
      1.10   Sales Aids. . . . . . . . . . . . . . . . . . . . . . . . .      4
      1.11   Territory . . . . . . . . . . . . . . . . . . . . . . . . .      4
      1.12   Trademarks. . . . . . . . . . . . . . . . . . . . . . . . .      5

ARTICLE II
   APPOINTMENT AS EXCLUSIVE WHOLESALE DISTRIBUTOR. . . . . . . . . . . .    5-7
      2.1    Scope . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
      2.2    Sub-distributors. . . . . . . . . . . . . . . . . . . . . .    5,6
      2.3    NSHK Sales in the Territory . . . . . . . . . . . . . . . .      6
      2.4    Sales Outside the Territory . . . . . . . . . . . . . . . .    6,7
      2.5    AP Region Orders and Inquiries. . . . . . . . . . . . . . .      7

ARTICLE III
  GOVERNMENT APPROVALS AND REGISTRATIONS . . . . . . . . . . . . . . . .    7-8

ARTICLE IV
  OBLIGATIONS OF NSK AS EXCLUSIVE WHOLESALE DISTRIBUTOR
  IN THE TERRITORY . . . . . . . . . . . . . . . . . . . . . . . . . . .   8-13
      4.1    Introduction. . . . . . . . . . . . . . . . . . . . . . . .      8
      4.2    Marketing and Distribution. . . . . . . . . . . . . . . . .    8,9
      4.3    Promotion . . . . . . . . . . . . . . . . . . . . . . . . .      9
      4.4    NSK Operations. . . . . . . . . . . . . . . . . . . . . . .   9,10
      4.5    NSHK Management Plan. . . . . . . . . . . . . . . . . . . .     10
      4.6    NSK Actions . . . . . . . . . . . . . . . . . . . . . . . .     11
      4.7    NSK Claims and Representations. . . . . . . . . . . . . . .  11,12
      4.8    Government Approvals, Laws and Regulations. . . . . . . . .     12
      4.9    Manufacture Or Distribution of Competitive Goods. . . . . .     12
      4.10   Customer Support. . . . . . . . . . . . . . . . . . . . . .     13

ARTICLE V
  PURCHASE, SALE AND DELIVERY OF PRODUCTS AND SALES AIDS . . . . . . . .  13-15
      5.1    Agreement to Purchase . . . . . . . . . . . . . . . . . . .  13,14
      5.2    Product Shipment. . . . . . . . . . . . . . . . . . . . . .     14

                                TABLE OF CONTENTS
                                  -CONTINUED-


      5.3    Payment Due Date. . . . . . . . . . . . . . . . . . . . . .     14
      5.4    Passage of Title and Risk of Loss . . . . . . . . . . . . .     14
      5.5    Inspection. . . . . . . . . . . . . . . . . . . . . . . . .     15
      5.6    Inventory Obsolescence. . . . . . . . . . . . . . . . . . .     15

ARTICLE VI
  PRODUCT AND SALES AIDS PURCHASE PRICE
  AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . .     16
      6.1    Pricing . . . . . . . . . . . . . . . . . . . . . . . . . .     16
      6.2    Payment method. . . . . . . . . . . . . . . . . . . . . . .     16

ARTICLE VII
  OBLIGATIONS OF NSHK AS SUPPLIER OF PRODUCTS
  AND SALES AIDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16-18
      7.1    Product Quality . . . . . . . . . . . . . . . . . . . . . .  16,17
      7.2    Warranty. . . . . . . . . . . . . . . . . . . . . . . . . .     17
      7.3    Insurance . . . . . . . . . . . . . . . . . . . . . . . . .     17
      7.4    Delivery. . . . . . . . . . . . . . . . . . . . . . . . . .     18
      7.5    U.S. and Hong Kong Export Regulations . . . . . . . . . . .     18
      7.6    Export Expenses . . . . . . . . . . . . . . . . . . . . . .     18

ARTICLE VIII
  MANAGEMENT AND SUPPORT . . . . . . . . . . . . . . . . . . . . . . . .     18

ARTICLE IX
  PAYMENT DISPUTES AND RESOLUTION. . . . . . . . . . . . . . . . . . . .     19

ARTICLE X
  COMPETING PRODUCTS . . . . . . . . . . . . . . . . . . . . . . . . . .  19-20

ARTICLE XI
  NATURE OF RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . . . .     20

ARTICLE XII
  TERM       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

ARTICLE XIII
  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21-22

ARTICLE XIV
  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .  22-23

                                TABLE OF CONTENTS
                                   -CONTINUED-

ARTICLE XV
  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23-24

ARTICLE XVI
  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24

ARTICLE XVII
  INDEMNIFICATION AND INSURANCE. . . . . . . . . . . . . . . . . . . . .  24-25

ARTICLE XVIII
  NOTICES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25-26

ARTICLE XIX
  WAIVER AND DELAY . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

ARTICLE XX
  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26-27

ARTICLE XXI
  GOVERNING LAW AND DISPUTE RESOLUTION . . . . . . . . . . . . . . . . .     27

ARTICLE XXII
  APPLICABILITY OF POST-EFFECTIVE LAW. . . . . . . . . . . . . . . . . .     28

ARTICLE XXIII
  INTEGRATED CONTRACT. . . . . . . . . . . . . . . . . . . . . . . . . .     28

ARTICLE XXIV
  MODIFICATIONS AND AMENDMENTS . . . . . . . . . . . . . . . . . . . . .     28

ARTICLE XXV
  NONDISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29

ARTICLE XXVI
  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29

ARTICLE XXVII
  COUNTERPARTS AND HEADINGS. . . . . . . . . . . . . . . . . . . . . . .  29-30

                        WHOLESALE DISTRIBUTION AGREEMENT

     THIS WHOLESALE DISTRIBUTION AGREEMENT (hereinafter the "Agreement") is made and entered into pursuant to the terms of Article XII, by and between Nu Skin Hong Kong, Inc., a corporation duly organized and existing under the laws of the State of Utah, U.S.A., (hereinafter "NSHK") and Nu Skin Korea, Ltd. a corporation duly organized and existing under the laws of the country of Korea, (hereinafter "NSK"). Hereinafter, NSHK and NSK collectively shall be referred to as the "Parties".

                              W I T N E S S E T H

     WHEREAS, NSHK is the Exclusive Regional Distributor of certain Products and Sales Aids and desires to increase the sales of such Products and Sales Aids in the Asia/Pacific region through the appointment of territorial distributors in various jurisdictions comprising such Region; and,

     WHEREAS, NSK has represented that it possesses the necessary expertise and marketing organization and personnel for the promotion, sales, and customer service relating to such Products and Sales Aids in the territory of Korea; and,

     WHEREAS, NSHK is willing to appoint NSK and NSK is willing to accept such appointment as exclusive wholesale distributor of NSHK's Products and Sales Aids in the Territory, as hereinafter defined;

     NOW THEREFORE, in consideration of the premises, the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For the purposes of this Agreement the following words, terms, and phrases shall have the meaning assigned to them in this Article I, unless the context otherwise requires or the parties otherwise agree within the terms of this
Agreement:

     1.1 "AP REGION" shall mean the Asia-Pacific region, including, among other countries and without limitation, the Territory.

     1.2 "AGREEMENT" shall mean this Wholesale Distribution Agreement between NSHK and NSK.

     1.3 "ASIA-PACIFIC DISTRIBUTION CENTER" shall mean a place of business independently maintained by a business entity carrying on a trade or business in a country located in the AP Region and authorized by NSHK to act as an exclusive wholesale distributor of Products and Sales Aids within that country. For the purposes of this Agreement that business entity shall be NSK and the country shall be the Territory.

     1.4 "EXCLUSIVE REGIONAL DISTRIBUTOR" shall mean NSHK, as NSHK internally and for itself, performs or designates others, under contract, to perform functions and services in the AP Region to accomplish the distribution of Products and Sales Aids to Asia-Pacific Distribution Centers and to perform certain contractual functions in the AP Region.

     1.5 "NSI INDEPENDENT DISTRIBUTOR" shall mean a person or business entity authorized by contract with NSI to distribute, as an independent contractor, the Products and Sales Aids purchased from an authorized Asia Pacific Distribution Center in accordance with the terms of such distribution contract. For the purposes of this Agreement, NSK shall be the only authorized Asia Pacific Distribution Center in the Territory.

     1.6 "NSHK INFORMATION" shall mean, without limitation, all information other than information in published form or expressly designated by NSHK in writing as non-confidential, which is directly or indirectly disclosed to NSK or reflected for public notice on Products or Sales Aids provided pursuant to this Agreement, regardless of the form in which it is disclosed, relating in any way to the following property owned by NSHK or which NSHK has been licensed to use or sub-license: NSHK's market, market studies, penetration data, customers, Products, Sales Aids, contracts, copyrights, computer programs, applications, technical data, licensed technology, patents, inventions, procedures, methods, designs, strategies, plans, liabilities, assets, cost revenues, sales costs, production costs, raw material sources or costs, profits, organization, employees, agents, distributors, suppliers, know-how, Trademarks, trade names or other business and commercial practices in general, relating directly or indirectly to the foregoing.

     1.7 "NSI" shall mean Nu Skin International, Inc., a U.S. corporation, duly authorized and existing under the laws of the State of Utah, U.S.A. Nothing contained in this Agreement shall be construed in a manner which may imply that NSI has created a permanent business establishment in the Territory or in any jurisdiction in the AP Region.

     1.8 "NSI PROPRIETARY INFORMATION" shall mean, without limitation: (1) proprietary technical information related to the NSI Distribution Network, the Sales and Compensation

Plan, the copyrights, the Products and their formulations; (2) the identity of or other pertinent information with respect to the actual or potential customers or customer contacts and customer sales strategies; (3) market studies, penetration data and other market information; (4) other sales and marketing plans, programs and strategies; (5) sales costs, production costs and other financial data; (6) Trademarks, trade secrets, know-how, designs and proprietary commercial and technical information, methods, practices, procedures, processes, manufacturing formulae, assembly, design or processing Products subject to this agreement and any component, part or manufacturer thereof; and, (7) sources of supplies and raw materials for Products, components and services.

     1.9 "PRODUCTS" shall mean those goods, including without limitation, cosmetics, nutritional products, dietary supplements, vitamins, over-the-counter drugs, quasi-drugs, drugs and pharmaceutical products designed and produced for the Territory's market purchased at wholesale by NSI Independent Distributors.

     1.10 "SALES AIDS" shall mean the materials, in whatever form, designed, approved and produced for the Territory to assist in the marketing of the Products in the Territory.

     1.11 "TERRITORY" shall mean the entire area and jurisdiction comprising the country of the Republic of Korea. The Territory defined in this Agreement may be modified from time to time by written amendment, signed by the Parties.

     1.12 "TRADEMARKS" shall mean those words, symbols, devices, logos, trade names and company names or a combination thereof used in relation to all Products and Sales Aids covered by the existing or eventual registrations thereof in the Territory.


                                   ARTICLE II

                 APPOINTMENT AS EXCLUSIVE WHOLESALE DISTRIBUTOR

     2.1 SCOPE. NSHK hereby appoints and authorizes NSK as NSHK's exclusive wholesale distributor in the Territory during the term of this Agreement, with the right to sell and distribute, at wholesale, Products and Sales Aids in the Territory, under the Products' names, logos, and Trademarks, subject to all terms and conditions of this Agreement. NSK hereby accepts such appointment and authorization and agrees to use its best lawful efforts to sell such Products and Sales Aids throughout the Territory. In addition, the Parties undertake to perform their respective obligations as set forth in this Agreement.

     2.2 SUB-DISTRIBUTORS. NSK shall not, without the prior written approval of NSHK, appoint sub-distributors or agents to promote or distribute Products or Sales Aids in any portion of the Territory or outside the Territory. Further, notwithstanding any such appointments or NSHK's approval thereof, NSK shall at all times remain fully liable for the performance of its sub-distributors and/or agents and NSK hereby agrees to indemnify and hold harmless NSHK from all damages, losses, cost or expenses arising in any manner from any act or omission on the part of its sub-distributors or agents.

     2.2(a) NSK agrees that any wholesale distribution of Products OR Sales Aids in the Territory shall be made only pursuant to the terms and conditions of a separate written agreement entered with an NSI Independent Distributor duly authorized by agreement with NSI to sell Products and Sales Aids at retail within the Territory.

     2.2(b) NSHK shall inform NSK, either for itself or through NSI, of the identity of duly authorized NSI Independent Distributors.

     2.2(c) NSK shall distribute to any NSI Independent Distributor only those Products or Sales Aids specifically approved for distribution within the Territory. NSK agrees to assume all risk and liability for claims arising out of the use of Products or Sales Aids it improperly distributes or represents in the Territory.
     NSK agrees to maintain current an insurance policy in an amount sufficient to cover claims arising from any such improper distribution or representations.

     2.2(d) NSK, as long as it retains title, shall be solely responsible for the coordination, sale and delivery of any Products or Sales Aids taken from its inventory in the Territory and distributed to any NSI Independent Distributor in the Territory.

     2.3 NSHK SALES IN THE TERRITORY. NSHK agrees not to sell Products or Sales Aids to any party within the Territory or to any party outside the Territory for delivery within the Territory, except to NSK pursuant to the terms and conditions of this Agreement, unless NSHK has received the written consent of NSK.

     2.4 SALES OUTSIDE THE TERRITORY. NSK agrees that it will not sell Products or Sales Aids outside the Territory. NSK shall not promote or solicit customers for Product or Sales Aids sales outside the Territory. NSK shall not establish any office outside the Territory through which orders are solicited or any depot in which inventories of NSHK Products or Sales Aids are stored without NSHK's written consent.

     2.5 AP REGION ORDERS AND INQUIRIES. The Parties agree that from time to time inquiries and orders concerning the Territory will arise. If NSHK receives any order or inquiry concerning the sale of Products or Sales Aids in the Territory, NSHK agrees to give notice of such inquiry or order to NSK, such notice to include the name and address of the person making the order or inquiry as well as any other relevant details regarding such order or inquiry that NSK shall reasonably request. If NSK receives any order or inquiry concerning the sale of Products or Sales Aids in the country or territory of any Asia-Pacific Distribution Center in the AP Region, NSK agrees to give notice of such inquiry or order to such Asia-Pacific Distribution Center, such notice to include the name and address of the person making the order or inquiry, as well as any other relevant details regarding such order or inquiry that such Asia-Pacific Distribution Center shall reasonably request.


                                   ARTICLE III

                     GOVERNMENT APPROVALS AND REGISTRATIONS

     NSK agrees its will obtain any governmental approval required in the Territory to enable this Agreement to become effective or to enable any payment pursuant to the provisions of this Agreement to be made; it will further obtain, at its sole expense, all governmental approvals and registrations required for importation of the Products into the Territory; and, in addition it will obtain any other governmental approvals or registrations to fulfill all other obligations hereunder to be observed or performed. NSK agrees to keep NSHK informed of the progress in obtaining all such governmental approvals.


                                   ARTICLE IV

              OBLIGATIONS OF NSK AS EXCLUSIVE WHOLESALE DISTRIBUTOR
                                IN THE TERRITORY

     4.1 INTRODUCTION. NSK agrees it will fulfill all of its obligations set forth below.

     4.2 MARKETING AND DISTRIBUTION. NSK shall have the following obligations with respect to marketing and distribution of the Products and Sales
Aids:

     4.2(a) To use its best efforts to further the promotion, marketing, sales and other distribution of the Products and Sales Aids in the Territory.

     4.2(b) To maintain, or caused to be maintained, an adequate and balanced inventory of Products, Sales Aids, supplies and necessary materials to promote, market, sell and distribute the Products and Sales Aids in the Territory.

     4.2(c) To respond promptly to all inquiries by sub-distributors, NSI Independent Distributors and customers, including complaints. To process all orders and effect timely shipments of Products and Sales Aids within the Territory.

     4.2(d) To diligently investigate all leads with potential customers referred to it by NSHK.

     4.2(e) To permit NSHK to visit NSK and its sub-distributors or customers and to visit NSK's place of business and inspect its inventories, service records, financial records and other relevant documents.

     4.2(f) To maintain, or contract to maintain, adequate personnel, distribution and laboratory facilities dedicated on a full-time or part-time basis to the quality control and sale of Products, in compliance with all laws, ordinances and regulations of the Territory.

     4.2(g) To provide, at the request of NSHK, a comprehensive three-year business plan in the form and detail requested by NSHK and to update such business plan at least each year or at more frequent intervals if required by NSHK.

     4.2(h) To provide, at the request of NSHK, reports of its activities and sales respecting the Products and Sales Aids in the Territory in a form and in such detail and time period as NSHK may reasonably require.

     4.3 PROMOTION. NSK shall diligently undertake to promote the Products and Sales Aids in the Territory in a manner consistent with the judgment, policies and regional sales strategies of NSHK for the promotion of such Products and Sales Aids. NSHK shall furnish NSK with copies of NSHK's brochures, videos, Product literature, Sales Aids, etc. in the English language for use by NSK in preparing its own promotional materials for distribution in the Territory. All such materials prepared by NSK shall be in compliance with applicable laws, regulations, and ordinances of the Territory, and, will be reviewed and approved in the promotion of the Products by NSHK. All expenses incurred by NSK with respect to creating such promotional materials and promoting the Products and Sales Aids shall be borne by NSK.

     4.4 NSK OPERATIONS. NSK agrees to maintain, at its sole cost and expense, such facilities and other places of business within the Territory necessary to effect the purposes and intentions of this Agreement. NSK further agrees to bear all costs and expenses it incurs in the negotiation, memorialization, execution and performance of all leases, rentals, equipment, salaries, taxes, licenses, insurance, permits, telephone, telegraph, promotional, advertising, travel, accounting and legal expenses, relating to the business of NSK under the terms and conditions of this Agreement, unless otherwise agreed in writing by the Parties.

     4.4(a) In the event, NSK and NSHK obtain mutually beneficial professional services including, without limitation, accounting or legal services, prior to execution of or during the term of this Agreement, NSK and NSHK each agree to pay the portion of any such expenses incurred in an amount commensurate with the value each derived from such services. Any dispute respecting expenses for such services shall be resolved in accordance with the provisions of Article IX.

     4.4(b) To the extent NSK is required to apply for or maintain import licenses for the import of the Products or Sales Aids into the Territory, NSK shall pay all costs and expenses related to obtaining such import licenses.

     4.4(c) NSK shall be liable to pay all customs duties, excise taxes, similar governmental charges and levies, and any other charges or expenses related to any Products or Sales Aids it imports into the Territory for subsequent distribution.

     4.5 NSHK MANAGEMENT PLAN. In order to allow NSHK to design and carry out necessary and reasonable managerial planning for its legitimate business purposes in the AP Region, NSK shall, in accordance with the schedule required by NSHK, advise NSHK of the distribution prices at which NSK plans to sell Products or Sales Aids to NSK and NSI Independent Distributors in the Territory prior to effecting such sales.

     4.6 NSK ACTIONS. NSK shall not in any manner represent itself as an agent of NSHK or NSI in the Territory or in any jurisdiction within the AP Region and neither NSHK nor NSI shall not be responsible for acts, omissions or defaults of NSK or of NSK's employees, officers, agents, independent contractors or representatives, and neither NSK or its employees, officers, agents or representatives shall create or assume any obligation on behalf of NSHK or NSI for any purpose whatsoever, whether as agent or otherwise.

     4.6(a) NSK agrees it has no authority, actual or apparent, to represent, act for or in any way bind NSHK or NSI in any manner whatsoever, in any jurisdiction.

     4.6(b) NSK shall not in any manner represent its offices to be a branch office or other fixed place of business of NSHK or NSI.

     4.7 NSK CLAIMS AND REPRESENTATIONS. NSK shall not make any promises, representations, warranties or guarantees respecting the Products, Sales Aids or the Sales and Compensation Plan, except that NSK may represent that the Products are safe for use when used as intended. NSK may make such other claims and representations as are found in literature distributed or approved by NSHK at the relevant time with statements intended for use in the Territory.

     4.7(a) NSK shall not at any time make any explicit or implicit medical or drug claim for or concerning any of the Products intended for distribution in the Territory or AP Region as cosmetic products, nor may NSK specifically recommend or prescribe any of such Products as suitable for any specific ailment or condition. To do so would wrongly imply that any Product so represented is a drug rather than a cosmetic. No cosmetic Product is, or is represented to be a drug. NSK shall at all times comply with all applicable laws, regulations and ordinances within the Territory.

     4.8 GOVERNMENT APPROVALS, LAWS AND REGULATIONS. In addition to the foregoing, NSK shall:

     4.8(a) Comply with and make all necessary filings and notifications under all applicable laws, regulations and ordinances in the Territory and elsewhere, including, without limitation, any requirement for the registration or recording of this Agreement with any responsible governmental entities and authorities;

     4.8(b) Refrain from any action that will cause NSHK to be in violation of any applicable law, regulation, or ordinance of any jurisdiction in the AP Region or the United States or elsewhere or any international convention or bilateral or multilateral treaty to which any jurisdiction in the AP Region or the United States is a signatory, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control Laws, and the U.S. Anti-Boycott laws; and,

     4.8(c) Capitalize itself adequately and maintain its operations both on a financially sound basis and in compliance with all applicable laws, regulations or ordinances covering the operations of such a business entity in the Territory.

     4.9 MANUFACTURE OR DISTRIBUTION OF COMPETITIVE GOODS. NSK shall not manufacture or distribute any products inside or outside the Territory which are directly or indirectly competitive with the Products during the term of this Agreement and for a period of three years after the termination of this Agreement, without the written consent of NSHK.

     4.10 CUSTOMER SUPPORT. NSK agrees to cooperate with NSHK in dealing with any NSI Independent Distributor or customer complaints concerning the Products and to take any action requested by NSHK to solve such complaints. NSK also agrees to assist NSHK in arranging for any customer warranty service required by law or required pursuant to the judgment of NSHK.


                                    ARTICLE V

             PURCHASE, SALE AND DELIVERY OF PRODUCTS AND SALES AIDS

     5.1 AGREEMENT TO PURCHASE. NSK shall order such quantities of Products and Sales Aids as it deems necessary to meet its sales requirements within the Territory.

     5.1(a) Each order shall be in the form of a written and signed Purchase Order appearing on the official letterhead of NSK and shall be negotiated, signed, accepted and become effective in the Territory. Acceptance by NSHK shall be in writing, signed by a duly authorized representative of NSHK, and effective upon execution.

     5.1(b) Each Purchase Order shall identify the Products or Sales Aids to be purchased, the country to which such Products or Sales Aids shall be distributed to ensure shipment and receipt of Products or Sales Aids which comply with such country's laws and regulation, the quantities thereof, and the shipment dates therefor.

     5.1(c) NSHK agrees to accept each Purchase Order for Products or Sales Aids placed by NSK pursuant to this Article and subject to:

            5.1(c)(i) The availability in NSHK's current inventory of the Product(s) or Sales Aid(s) ordered by NSK; and,

            5.1(c)(ii) The inability of NSHK to perform by reason of force majeure as defined in Article XX of this Agreement.

     5.2 PRODUCT SHIPMENT. NSHK shall ship all Product(s) and Sales Aids sold by NSHK to NSK hereunder to the port of Pusan or such other place NSK may designate in writing on the Purchase Order. NSHK shall transmit all commercial invoices for the Products and Sales Aids directly to NSK by registered airmail, postage prepaid, or any other method mutually acceptable to the Parties.

     5.3 PAYMENT DUE DATE. NSK shall pay for each shipment of Products and Sales Aids within one hundred twenty (120) days after the date of the issuance of the commercial invoice or as the parties may decide, and NSK shall make payment for the Products and Sales Aids as provided in Article IV of this Agreement.

     5.4 PASSAGE OF TITLE AND RISK OF LOSS. Title to and risk of loss for any Products or Sales Aids ordered and shipped pursuant to the terms of this Article shall remain with NSHK until their actual delivery to NSK or its designated agent at the port of Pusan or at some point in transit as the parties may agree to in writing. Shipment shall be made in a commercially reasonable manner in accordance with standards applicable in the trade and industry, paid by NSHK in accordance with the terms set forth in Article VI to a delivery point outside the customs border ("Delivered at Frontier") at the port of Pusan or such designated transhipment point. Upon delivery and thereafter, NSK is liable for any risks related to theft, destruction, or other loss attributable to the improper storage, care or negligence of NSK.

     5.5 INSPECTION. Within forty-five (45) days following actual receipt of a shipment of Products or Sales Aids by NSK, NSK (or its designated agent) shall inspect the Products and Sales Aids and shall notify NSHK in writing, in accordance with Article XVIII, of any defects in such shipment of Products or Sales Aids. In the event of such notification, NSHK shall make appropriate arrangements, acceptable to NSK, to replace any such defective Products or Sales Aids at NSHK's sole cost and expense or, failing such replacement, shall, at the option of NSHK, either credit the purchase price of the defective Products or Sales Aids to NSK's account or promptly grant NSK a cash refund for such purchase price. If NSHK is not notified of any defect in a shipment of Products or Sales Aids within forty-five (45) days after actual receipt thereof by NSK, then NSK shall be deemed to have waived its right to claim any defect in the Products or Sales Aids contained in such shipment, except for any latent or other defect not reasonably discernable upon inspection of the Products or Sales Aids under the prevailing circumstances.

     5.6 INVENTORY OBSOLESCENCE. In the event and to the extent that Products or Sales Aids in the possession of NSK shall, due to the expiration of shelf life, change in formulation, change in market conditions, or other reasons not within the control of NSK, become non-saleable, NSHK agrees to credit the original purchase price of such Products or Sales Aids to NSK. The ultimate cost and method of disposal of any such Products and Sales Aids shall be the responsibility by NSHK.

                                   ARTICLE VI

           PRODUCT AND SALES AIDS PURCHASE PRICE AND TERMS OF PAYMENT

     6.1 PRICING. In order to determine and set the prices to be paid by NSK to NSHK for Products and Sales Aids purchased hereunder, the Parties shall use those factors and circumstances relevant to prevailing market conditions and shall negotiate in good faith to set such prices.

     6.2 PAYMENT METHOD. NSK shall pay the commercial invoices for Products and Sales Aids shipped under this Agreement in immediately available funds by wire transfer to a bank or banks designated by NSHK, or by such other means of payment agreed to by NSHK. All purchases of Products and Sales Aids will be payable in Korean Won. Without limiting any of NSHK's other rights and remedies pursuant to this Agreement, amounts not paid within the time period set forth in the payment provisions herein shall be subject to an interest charge equal to two percent (2%) over the U.S. prime rate for the entire period such amounts remain unpaid. Whether or not interest charges are actually levied is at the discretion of NSI.


                                   ARTICLE VII

           OBLIGATIONS OF NSHK AS SUPPLIER OF PRODUCTS AND SALES AIDS

     7.1 PRODUCT QUALITY. NSHK shall use its best efforts to maintain and augment the quality, image and goodwill of the Products and Sales Aids and to sell to NSK for resale in the Territory only Products and Sales Aids that are consistent with the quality of Products and Sales Aids sold in the United States of America and other jurisdictions in the AP Region.

NSHK does not however, warrant or represent that the formulae or ingredients will be the same in all respects as those used in the United States or any other region or territory.

     7.2 WARRANTY. NSHK warrants that the Products and Sales Aids supplied hereunder shall be merchantable under the laws and regulations of the jurisdiction in which distribution of such Product or Sales Aid is intended; that it will deliver good title thereto and that Products and Sales Aids will be delivered free from any lawful security interest or other lien or encumbrance.

     7.2(a) NSHK's liability for any breach of such warranties shall not exceed in amount the price of the Products or Sales Aids in respect of which any breach is claimed. NSHK'S WARRANTY STATED HEREIN IS EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     7.2(b) NSHK neither assumes nor authorizes any person or entity to assume for it any other liability in connection with the Products or Sales Aids supplied hereunder, and there are no oral contracts or warranties collateral to or affecting this Agreement. NSHK shall not be liable to NSK or any third parties for consequential, special or incidental damages.

     7.3 INSURANCE. NSHK covenants it will maintain, or cause to be maintained, a current insurance policy covering claims arising from the use of its Products in an amount consistent with normal and commercially reasonable standards in the trade. NSHK agrees to provide NSK with any certificate of insurance which NSK may reasonably request.

     7.4 DELIVERY. NSHK shall promptly, in accordance with normal and commercially reasonable delivery schedules in the trade, deliver to NSK those Products or Sales Aids for which NSK places orders in accordance with Article V hereof.

     7.5 U.S. AND HONG KONG EXPORT REGULATIONS. To the extent NSHK is required to obtain any United States, Hong Kong, or other export licenses to export the Products or Sales Aids to NSK in the Territory, NSHK shall pay all costs and expenses related to obtaining such export licenses.

     7.6 EXPORT EXPENSES. NSHK shall be liable for all customs duties, excise taxes and similar governmental charges and levies related to the export of the Products or Sales Aids from the United States of America, Hong Kong, or any other jurisdiction. NSHK shall also be liable for reasonable freight and insurance costs and expenses related to the export of the Products and Sales Aids from the United States, Hong Kong, or any other jurisdiction and delivery of the Products and Sales Aids to NSK or its authorized agent as set forth in
Article V.


                                  ARTICLE VIII

                             MANAGEMENT AND SUPPORT

     NSHK shall provide NSK with the management guidance and support, including but not limited to, legal, financial and distributor support. NSHK will also provide training with respect to implementation and enforcement of corporate policy and strategic planning as well as budget review; budget approvals will be made under the direction of the Board of Directors of NSK. NSK shall compensate NSHK for any such management guidance and support so provided.

                                   ARTICLE IX

                         PAYMENT DISPUTES AND RESOLUTION

     In the event NSHK and NSK disagree with respect to any payment described in any of the provisions of this Agreement, NSHK and NSK agree to attempt in good faith to resolve such dispute or, failing such attempt, to select a mutually acceptable, independent accountant to resolve such dispute. Such accountant's decision shall be final and binding upon the Parties. NSHK and NSK further agree that if they are unable to select a mutually acceptable, independent accountant, each of NSHK and NSK shall select an independent accountant and such independent accountants shall select a third accountant who shall resolve the dispute. The decision of the accountant selected in this manner shall be final and binding on the parties hereto. Upon resolution of the dispute, the party owing payment shall pay the full amount of the resolved payment due within sixty
(60) days of such resolution. Expenses incurred in this dispute resolution procedure shall be shared equally between the Parties.


                                    ARTICLE X

                               COMPETING PRODUCTS

     Nothing contained herein shall restrict or prohibit NSK from acting as a distributor of non-competing products or materials besides the Products and Sales Aids, provided that such other products do not infringe upon any patent, name, Trademarks, emblems, trade name, design right, model or other commercial or industrial property right of NSHK or NSI. NSK shall not during the term of this Agreement or any time thereafter, manufacture, have manufactured, or sell copies of the Products, Sales Aids, or other products that might reasonably be deemed under U.S. or Foreign law to be confusingly similar to the Products or Sales Aids.


                                   ARTICLE XI

                             NATURE OF RELATIONSHIP

     The relationship of NSK and NSHK shall be and at all times remain, respectively, that of independent contractor and contracting party. Nothing contained or implied in this Agreement shall be construed to constitute NSK as the legal representative or agent of NSHK or to constitute or construe the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. NSK shall not conclude any contract or agreement or make any commitment, representation or warranty that binds NSHK or otherwise act in the name of or on behalf of NSHK. In fact, the Parties understand and agree that NSHK will refrain from conducting business or engaging in any activity in the Territory which could be construed, under the applicable laws and tax regulations, as carrying on or conducting business in the Territory.


                                   ARTICLE XII

                                      TERM

     This Agreement shall be effective as of the date of NSK's commencement of operations in the Territory. The term of this Agreement shall continue unless and until terminated pursuant to Article XIII hereof.

                                  ARTICLE XIII

                                   TERMINATION

     13.1 This Agreement may be terminated in the following circumstances and in the manner indicated:

     13.1(a)   upon written notice by one party to the other party at least ninety (90) days prior to the desired cancellation date; or

     13.1(b)   immediately or at any time thereafter by NSHK, if (i) NSK shall commence a voluntary case or any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation, the loss of clearinghouse privileges by NSK as cause for NSHK's termination of the agreement, or similar law of any jurisdiction whether now or hereafter in effect relating to NSHK, or; (ii) there is commenced against NSK any such proceeding that remains undismissed for a period of thirty (30) days, or; (iii) NSK is adjudicated, voluntarily or involuntarily, as bankrupt or insolvent; or

     13.1(c)   immediately or at any time thereafter by NSHK, if NSK becomes insolvent or suffers any appointment of any custodian, trustee or the like for it or any substantial part of its assets to continue undischarged or unstayed for a period of thirty (30) days, or NSK makes a general assignment for the benefit of creditors; or

     13.1(d)   by either party, upon sixty (60) days' written notice and demand to cure, if the other party is in default in the performance of any material obligation under this Agreement and the default remains uncured; if the other party cures any such default within the sixty (60) day notice period, then such default shall be of no force or effect.

     13.1(e)   If NSK causes or allows a judgment to be entered against it or causes or allows a lien, security interest, or other encumbrance to be placed upon its assets or the assets of NSHK.

     13.1(f)   If NSK undergoes a substantial change in ownership or control.

     13.1(g)   If either party violates a term, condition, covenant, warranty or promise under this Agreement.


                                   ARTICLE XIV

                              EFFECT OF TERMINATION

     14.1 Upon termination of this Agreement, all rights and licenses herein granted to NSK shall cease and shall revert to NSHK and NSK shall immediately cease holding itself out to the public as exclusive wholesale distributor in the Territory or otherwise represent that it is associated in any manner with NSHK or NSI.

     14.2 Upon termination of this Agreement, NSHK may either (a) deliver, and NSK shall pay for, all Products and Sales Aids ordered by NSK prior to such termination or (b) cancel, without cost or liability, the order of such Products or Sales Aids.

     14.3 Upon termination of this Agreement, neither party shall be released from its obligations to pay monies due or to become due to the other party or to complete any unfulfilled obligations under this Agreement, and each party shall immediately pay, perform and discharge all debts, obligations and liabilities hereunder. Upon termination of this Agreement for any reason, neither party shall be liable or obligated to the other party with respect to any payments, future profits, exemplary, special or consequential damages, indemnifications or other compensation regarding such termination, irrespective of whether such obligations or liabilities may be contemplated in the law of the Territory or elsewhere, and, except as otherwise provided by applicable law, each party hereby waives and relinquishes any rights, pursuant to law or otherwise, to any such payments, indemnifications or compensation. All remedies of a party, whether contained herein or provided by law or in equity, shall be cumulative and not alternative.

     14.4 The provisions of this Article XIV, as well as any other provisions that by their terms so provide, shall survive termination of this Agreement and continue in full force and effect thereafter.


                                   ARTICLE XV

                                 CONFIDENTIALITY

     15.1 NSHK and NSK agree to hold confidential any proprietary information disclosed by the other party or otherwise obtained directly or indirectly. NSK agrees that should it have access to any proprietary information during the course of its relationship with NSHK, it will make no changes to or copies of such materials without the prior, express written consent of NSHK's authorized representative. Neither party will use, divulge, or disclose any proprietary information, directly or indirectly, for its own benefit or for the benefit of any third party.

     15.2 NSHK and NSK agree to keep confidential the terms of this Article until such time as: (a) either party releases the other party, in writing, from its terms; or (b) the proprietary information becomes known to the general public by means other than through a breach of this Agreement; provided that the obligations of the parties shall cease only with respect to that portion of proprietary information identified in a written release or generally known to the public. The confidentiality provisions of this Article shall survive termination of this Agreement. NSK further agrees to take all reasonable measures to prevent its employees or agents from divulging such information in any manner that may be contrary to the interests of NSI, NSHK or NSK.


                                   ARTICLE XVI

                                   ASSIGNMENT

     This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that NSK may not assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of NSHK's authorized representative (which consent may be granted or withheld by NSHK in its sole discretion). Any such attempted assignment shall be void and unenforceable.


                                  ARTICLE XVII

                          INDEMNIFICATION AND INSURANCE

     17.1 NSHK agrees during and after the term of this Agreement to indemnify and hold harmless NSK from liability, loss, cost or damage which NSK may incur, including reasonable attorney's fees, as a result of claims, demands or judgments, of any kind or nature, by anyone whomsoever, arising out of an alleged or actual defect in the design, manufacture or content of the Products or Sales Aids. NSK agrees to provide NSHK with prompt notice in writing of any claim or demand arising out of any alleged or actual defect in the design, manufacture or content of the Products or Sales Aids of which NSHK has actual knowledge. NSK shall cooperate with NSHK in the defense of any such action.

     17.2 At all times during and following the term of this Agreement, NSK shall maintain insurance with one or more reputable insurers reasonable in coverage and amount in direct proportion and corresponding to the business to be conducted by NSK pursuant to this Agreement.


                                  ARTICLE XVIII

                                     NOTICES

     All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail, postage prepaid, from any post office addressed as follows:

     If to NSK:     Nu Skin Korea
                    Dabong Tower
                    890-12 Daechi-dong
                    Kangnam-ku, Seoul
                    Korea
                    Facsimile No.: 82-2-552-9728

     If to NSHK:    Nu Skin Hong Kong, Inc.
                    75 West Center Street
                    Provo, Utah  84601
                    Facsimile No.:  (801) 345-3899

     Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.


                                   ARTICLE XIX

                                WAIVER AND DELAY

     No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.


                                   ARTICLE XX

                                  FORCE MAJEURE

     The Parties shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labor disputes, freight embargoes or transportation delays, shortage of labor, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a party. If an event of force majeure should occur, the affected party shall promptly give notice thereof to the other party and such affected party shall use its reasonable best efforts to cure or correct any such event of force majeure.


                                   ARTICLE XXI

                      GOVERNING LAW AND DISPUTE RESOLUTION

     This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, applicable to contracts made and to be wholly performed within such State. The Parties agree that the forum for any arbitration, action, suit or proceeding arising out of this Agreement shall be in the State of Utah, and each party to submits to the jurisdiction of the State of Utah for resolution of any conflict or litigation arising under or purporting to interpret this Agreement. Any dispute arising out of this Agreement or any of the responsibilities and obligations therein shall be resolved through arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules as supplemented by the Procedures for International Commercial Arbitration. The arbitration proceedings shall be conducted in Salt Lake City, Utah, U.S.A. The findings and conclusions of said arbitration shall be binding upon the Parties, their heirs, successors, assigns and beneficiaries.

                                  ARTICLE XXII

                       APPLICABILITY OF POST-EFFECTIVE LAW

     To the extent that the Vienna Convention on the International Sale of Goods (the "Vienna Convention") the United Nations Convention on contracts for the International Sale of Goods (the "UN Convention") or some other such similar law, treaty or act becomes effective during the term of this Agreement, the parties agree that neither the Vienna Convention, UN Convention nor any such similar law, treaty or act shall be applicable to this Agreement or the transactions contemplated hereunder.


                                  ARTICLE XXIII

                               INTEGRATED CONTRACT

     This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.


                                  ARTICLE XXIV

                          MODIFICATIONS AND AMENDMENTS
     No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by the Parties.

                                   ARTICLE XXV

                                  NONDISCLOSURE

     The Parties agree that, except to the extent required by law, neither party will disclose the existence of any of the terms of this Agreement to any person that is not an affiliate of such party or an employee or agent of such party or affiliate without the prior written consent of the other party.


                                  ARTICLE XXVI

                                  SEVERABILITY

     To the extent that any provision of this Agreement is (or, in the opinion of counsel mutually acceptable to both parties, would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.


                                  ARTICLE XXVII

                            COUNTERPARTS AND HEADINGS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives in the United States of America as of the day and the year first above written.


NU SKIN HONG KONG, INC.                 NU SKIN KOREA, LTD.



BY: /s/ BLAKE M. RONEY                  BY: /s/ SUNG-TAE HAN
   ---------------------------------       ---------------------------------
     BLAKE M. RONEY                          SUNG-TAE HAN
     PRESIDENT AND CEO                       REPRESENTATIVE DIRECTOR